Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS THIRD QUARTER RESULTS
•Net loss of $0.32 per diluted share
•Adjusted operating loss* of $1.11 per diluted share
•Reported premium growth of 9.5%
•Deployed capital of $140 million into transactions; $46 million of share buybacks
•Global estimated COVID-19 impacts1 of approximately $500 million on a pre-tax basis, or $5.59 per diluted share2 for the third quarter

ST. LOUIS, November 4, 2021 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported a third quarter net loss of $22 million, or $0.32 per diluted share, compared with net income of $213 million, or $3.12 per diluted share, in the prior-year quarter. Adjusted operating loss* totaled $75 million, or $1.11 per diluted share, compared with adjusted operating income of $239 million, or $3.51 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.06 per diluted share on net loss and $0.08 per diluted share on adjusted operating loss as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2021	2020	2021	2020
Net premiums	$3,094	$2,825	$9,106	$8,434
Net income (loss)	(22)	213	461	283
Net income (loss) per diluted share	(0.32)	3.12	6.74	4.36
Adjusted operating income (loss)*	(75)	239	115	415
Adjusted operating income (loss) per diluted share*	(1.11)	3.51	1.68	6.39
Book value per share	190.60	194.49
Book value per share, excluding accumulated other comprehensive income (AOCI)*	137.60	131.36
Total assets	91,449	82,127

*	See ‘Use of Non-GAAP Financial Measures’ below
1 COVID-19 impact estimates include mortality and morbidity claims of approximately $504 million with offsetting impacts from longevity of approximately $4 million.
2 Tax effected at 24%.

In the third quarter, consolidated net premiums totaled $3.1 billion, an increase of 9.5% over last year’s third quarter, with a favorable net foreign currency effect of $51 million. Compared with the year-ago period, excluding spread-based businesses and the value of associated derivatives, third quarter investment income increased 40%, reflecting a 4% higher average asset balance and strong variable investment income. Average investment yield increased to 4.95% in the third quarter from 3.66% in the prior year, primarily due to higher variable investment income.

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The effective tax rate of 34.3% on the pre-tax loss for the quarter was above the expected range of 23% to 24% primarily due to favorable adjustments from tax returns filed which were partially offset with income in higher tax jurisdictions and losses in tax jurisdictions for which the Company did not receive a tax benefit.

The effective tax rate of 15.2% on adjusted operating loss for the quarter was below the expected range of 23% to 24% primarily due to adjusted operating income in higher tax jurisdictions and losses in tax jurisdictions for which the Company did not receive a tax benefit. This was partially offset with favorable adjustments from tax returns filed.

Anna Manning, President and Chief Executive Officer, commented, “Our third quarter reflected strong underlying earnings, demonstrating the value and resilience of our diversified global business, although COVID-19 claim costs were material in the quarter. We continue to see encouraging new business activity both in our organic business and in the pipeline for in-force transactions. Reported premiums were up 9.5%.

“On the capital front, we deployed $140 million into in-force transactions and repurchased $46 million of common shares at an average price of $113.37. In addition, we completed an attractive asset-intensive retrocession transaction generating $94 million in capital. These actions demonstrate our commitment to effective and efficient capital management. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.0 billion.

“While our results will continue to reflect COVID-19 claims, we expect them to continue to be manageable.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$1,550	$1,420
Pre-tax income (loss)	(126)	14
Pre-tax adjusted operating income (loss)	(121)	22

•Results reflected COVID-19 claim costs of approximately $250 million, as well as excess individual mortality claims believed to be directly or indirectly related to COVID-19.
•U.S. Group and Individual Health results reflected favorable experience.
•Strong variable investment income due to favorable limited partnership performance and real estate joint venture realizations.

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Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Asset-Intensive:
Pre-tax income	$106	$50
Pre-tax adjusted operating income	93	77
Capital Solutions:
Pre-tax income	22	24
Pre-tax adjusted operating income	22	24

•Asset-Intensive results were very strong due to favorable overall experience and variable investment income that was above the average run rate.
•Capital Solutions results were in line with expectations.

Canada

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$289	$254
Pre-tax income	44	30
Pre-tax adjusted operating income	44	29

•Foreign currency exchange rates had a favorable effect of $16 million on net premiums.
•Results reflected favorable experience in the Group and Creditor lines, slightly offset by COVID-19 claim costs of $5 million.
•Foreign currency exchange rates had a favorable effect of $3 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$0	$6
Pre-tax adjusted operating income	0	6

•Results reflected modestly unfavorable experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax results and pre-tax adjusted operating results.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$432	$371
Pre-tax income (loss)	(91)	7
Pre-tax adjusted operating income (loss)	(91)	7

•Foreign currency exchange rates had a favorable effect of $22 million on net premiums.
•Results reflected approximately $80 million of COVID-19 claim costs, driven primarily by experience in South Africa and to a lesser extent in the U.K., as well as excess mortality claims believed to be directly or indirectly related to COVID-19.
•Foreign currency exchange rates had an adverse effect of $14 million on pre-tax loss and pre-tax adjusted operating loss.

Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income	$85	$92
Pre-tax adjusted operating income	62	86

•Results reflected favorable longevity experience.
•Foreign currency exchange rates had a favorable effect of $5 million on pre-tax income and $4 million on pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$626	$653
Pre-tax income (loss)	(96)	78
Pre-tax adjusted operating income (loss)	(96)	78

•Foreign currency exchange rates had a favorable effect of $6 million on net premiums.
•Results reflected COVID-19 claims of approximately $169 million, primarily driven by experience in India.
•Australia reported a small loss.
•Foreign currency exchange rates had an immaterial effect on pre-tax loss and pre-tax adjusted operating loss.

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Financial Solutions

	Quarterly Results
($ in millions)	2021	2020
Net premiums	$65	$35
Pre-tax income	6	10
Pre-tax adjusted operating income	25	9

•Results reflected favorable experience and growth in new business.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results
($ in millions)	2021	2020
Pre-tax income (loss)	$16	$(26)
Pre-tax adjusted operating loss	(27)	(37)

•Pre-tax income reflects gains on sales of investments and unrealized gains on limited partnership investments.
•Pre-tax adjusted operating loss was in line with the average run rate.

Dividend Declaration

Effective November 4, 2021, the board of directors declared a regular quarterly dividend of $0.73, payable November 30, 2021, to shareholders of record as of November 16, 2021.

Earnings Conference Call

A conference call to discuss third quarter results will begin at 10 a.m. Eastern Time on Friday, November 5. Interested parties may access the call by dialing 800-458-4121 (domestic) or 323-794-2093 (international). The access code is 4776253. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s
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continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.5 trillion of life reinsurance in force and assets of $91.4 billion as of September 30, 2021. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee
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of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27)
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changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended September 30,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss)	$(22)	$(0.32)	$213	$3.12
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(53)	(0.79)	13	0.20
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(0.01)	(1)	(0.01)
Embedded derivatives:
Included in investment related gains/losses, net	13	0.19	(69)	(1.01)
Included in interest credited	(2)	(0.03)	5	0.07
DAC offset, net	1	0.01	62	0.91
Investment (income) loss on unit-linked variable annuities	2	0.03	1	0.01
Interest credited on unit-linked variable annuities	(2)	(0.03)	(1)	(0.01)
Interest expense on uncertain tax positions	1	0.01	1	0.01
Non-investment derivatives and other	(3)	(0.04)	1	0.01
Uncertain tax positions and other tax related items	(9)	(0.13)	14	0.21
Adjusted operating income (loss)	$(75)	$(1.11)	$239	$3.51

(Unaudited)	Nine Months Ended September 30,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$461	$6.74	$283	$4.36
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(314)	(4.60)	(15)	(0.24)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(3)	(0.04)	(5)	(0.08)
Embedded derivatives:
Included in investment related gains/losses, net	(40)	(0.58)	129	1.99
Included in interest credited	(28)	(0.41)	20	0.31
DAC offset, net	9	0.13	(23)	(0.35)
Investment (income) loss on unit-linked variable annuities	1	0.01	2	0.03
Interest credited on unit-linked variable annuities	(1)	(0.01)	(2)	(0.03)
Interest expense on uncertain tax positions	6	0.09	7	0.11
Non-investment derivatives and other	(6)	(0.09)	2	0.03
Uncertain tax positions and other tax related items	30	0.44	17	0.26
Adjusted operating income	$115	$1.68	$415	$6.39
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2021
	Pre-tax Income (loss)	Income Taxes	Effective Tax Rate (1)
GAAP income (loss)	$(34)	$(12)	34.3%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(66)	(13)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(1)
Embedded derivatives:
Included in investment related gains/losses, net	16	3
Included in interest credited	(3)	(1)
DAC offset, net	2	1
Investment (income) loss on unit-linked variable annuities	2	—
Interest credited on unit-linked variable annuities	(2)	—
Interest expense on uncertain tax positions	2	1
Non-investment derivatives and other	(4)	(1)
Uncertain tax positions and other tax related items	—	9
Adjusted operating income (loss)	$(89)	$(14)	15.2%
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.

Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income (loss) before income taxes	$(34)	$285	$634	$384
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(66)	17	(398)	(20)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(1)	(4)	(6)
Embedded derivatives:
Included in investment related gains/losses, net	16	(87)	(51)	163
Included in interest credited	(3)	6	(36)	25
DAC offset, net	2	79	12	(29)
Investment (income) loss on unit-linked variable annuities	2	1	1	2
Interest credited on unit-linked variable annuities	(2)	(1)	(1)	(2)
Interest expense on uncertain tax positions	2	1	8	9
Non-investment derivatives and other	(4)	1	(8)	2
Pre-tax adjusted operating income (loss)	$(89)	$301	$157	$528
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(126)	$—		$5		$(121)
Financial Solutions:
Asset-Intensive	106	(40)	(1)	27	(2)	93
Capital Solutions	22	—		—		22
Total U.S. and Latin America	2	(40)		32		(6)
Canada Traditional	44	—		—		44
Canada Financial Solutions	—	—		—		—
Total Canada	44	—		—		44
EMEA Traditional	(91)	—		—		(91)
EMEA Financial Solutions	85	(23)		—		62
Total EMEA	(6)	(23)		—		(29)
Asia Pacific Traditional	(96)	—		—		(96)
Asia Pacific Financial Solutions	6	19		—		25
Total Asia Pacific	(90)	19		—		(71)
Corporate and Other	16	(43)		—		(27)
Consolidated	$(34)	$(87)		$32		$(89)
(1)Asset-Intensive is net of $(17) DAC offset.
(2)Asset-Intensive is net of $19 DAC offset.

(Unaudited)	Three Months Ended September 30, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$14	$—		$8		$22
Financial Solutions:
Asset-Intensive	50	48	(1)	(21)	(2)	77
Capital Solutions	24	—		—		24
Total U.S. and Latin America	88	48		(13)		123
Canada Traditional	30	(1)		—		29
Canada Financial Solutions	6	—		—		6
Total Canada	36	(1)		—		35
EMEA Traditional	7	—		—		7
EMEA Financial Solutions	92	(6)		—		86
Total EMEA	99	(6)		—		93
Asia Pacific Traditional	78	—		—		78
Asia Pacific Financial Solutions	10	(1)		—		9
Total Asia Pacific	88	(1)		—		87
Corporate and Other	(26)	(11)		—		(37)
Consolidated	$285	$29		$(13)		$301
(1)Asset-Intensive is net of $11 DAC offset.
(2)Asset-Intensive is net of $68 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Nine Months Ended September 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(329)	$—		$(2)		$(331)
Financial Solutions:
Asset-Intensive	329	(32)	(1)	(29)	(2)	268
Capital Solutions	68	—		—		68
Total U.S. and Latin America	68	(32)		(31)		5
Canada Traditional	100	1		—		101
Canada Financial Solutions	10	—		—		10
Total Canada	110	1		—		111
EMEA Traditional	(171)	—		—		(171)
EMEA Financial Solutions	228	(41)		—		187
Total EMEA	57	(41)		—		16
Asia Pacific Traditional	(67)	—		—		(67)
Asia Pacific Financial Solutions	65	(1)		—		64
Total Asia Pacific	(2)	(1)		—		(3)
Corporate and Other	401	(373)		—		28
Consolidated	$634	$(446)		$(31)		$157
(1)Asset-Intensive is net of $(44) DAC offset.
(2)Asset-Intensive is net of $56 DAC offset.

(Unaudited)	Nine Months Ended September 30, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(206)	$—		$8		$(198)
Financial Solutions:
Asset-Intensive	105	(61)	(1)	139	(2)	183
Capital Solutions	71	—		—		71
Total U.S. and Latin America	(30)	(61)		147		56
Canada Traditional	97	8		—		105
Canada Financial Solutions	13	—		—		13
Total Canada	110	8		—		118
EMEA Traditional	40	—		—		40
EMEA Financial Solutions	220	(19)		—		201
Total EMEA	260	(19)		—		241
Asia Pacific Traditional	149	—		—		149
Asia Pacific Financial Solutions	11	20		—		31
Total Asia Pacific	160	20		—		180
Corporate and Other	(116)	49		—		(67)
Consolidated	$384	$(3)		$147		$528
(1)Asset-Intensive is net of $12 DAC offset.
(2)Asset-Intensive is net of $(41) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Earnings per share from net income:
Basic earnings per share	$(0.32)	$3.13	$6.79	$4.39
Diluted earnings per share (1)	$(0.32)	$3.12	$6.74	$4.36

Diluted earnings per share from adjusted operating income (1)	$(1.11)	$3.51	$1.68	$6.39
Weighted average number of common and common equivalent shares outstanding	68,417	68,170	68,416	64,985
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At September 30,
	2021	2020
Treasury shares	17,711	17,374
Common shares outstanding	67,600	67,937
Book value per share outstanding	$190.60	$194.49
Book value per share outstanding, before impact of AOCI	$137.60	$131.36

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At September 30,
	2021	2020
Book value per share outstanding	$190.60	$194.49
Less effect of AOCI:
Accumulated currency translation adjustments	(0.75)	(2.51)
Unrealized appreciation of securities	54.80	66.86
Pension and postretirement benefits	(1.05)	(1.22)
Book value per share outstanding, before impact of AOCI	$137.60	$131.36

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended September 30, 2021:	Average Equity
Stockholders' average equity	$13,197
Less effect of AOCI:
Accumulated currency translation adjustments	(70)
Unrealized appreciation of securities	4,199
Pension and postretirement benefits	(74)
Stockholders' average equity, excluding AOCI	$9,142

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended September 30, 2021:	Income
Net Income	$593	4.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(299)
Change in fair value of embedded derivatives	(158)
Deferred acquisition cost offset, net	26
Tax expense on uncertain tax positions	34
Adjusted operating income	$196	2.1%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Net premiums	$3,094	$2,825	$9,106	$8,434
Investment income, net of related expenses	796	654	2,367	1,893
Investment related gains (losses), net	58	66	472	(138)
Other revenue	95	98	354	264
Total revenues	4,043	3,643	12,299	10,453
Benefits and expenses:
Claims and other policy benefits	3,289	2,530	9,294	7,894
Interest credited	177	196	541	529
Policy acquisition costs and other insurance expenses	338	374	1,010	912
Other operating expenses	229	211	683	594
Interest expense	41	43	129	126
Collateral finance and securitization expense	3	4	8	14
Total benefits and expenses	4,077	3,358	11,665	10,069
Income before income taxes	(34)	285	634	384
Provision for income taxes	(12)	72	173	101
Net income (loss)	$(22)	$213	$461	$283
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